Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 28, 2009 accompanying the financial statements of Bayview Mortgage Capital, Inc. contained in the Amendment No. 2 to the Registration Statement and Prospectus (File No. 333-160823) on Form S-11. We consent to the use of the aforementioned report in the Registration Statement and Prospectus on Form S-11, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Miami, Florida

October 28, 2009